Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Amendment No. 6 to Schedule 13-D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of WilTel Communications Group, Inc. is being filed on behalf of each of the entities named below.

Dated:  August 22, 2003

                                 LUK ACQUISITION I, LLC
                                 LUK ACQUISITION II, LLC
                                 LEUCADIA NATIONAL CORPORATION



                                 BY: /s/ Joseph A. Orlando
                                    -------------------------------------------
                                 Name:  Joseph A. Orlando
                                 Title: President of each of LUK Acquisition I,
                                        LLC and LUK Acquisition II, LLC and Vice
                                        President and Chief Financial Officer of
                                        Leucadia National Corporation